Exhibit 10.7

*CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED

SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN

REQUESTED WITH RESPECT TO THE OMITTED PORTIONS

Exclusive License Agreement

This exclusive license agreement (the “Agreement”) is by and between Threshold Pharmaceuticals, Inc., a California corporation having an address at 849 Mitten Road, Suite 104, Burlingame, CA 94010 (“Licensee”), and Dr. Theodore J. Lampidis, residing at 6995 South West 67th Ave., Miami, FL 33143, and Dr. Waldemar Priebe, residing at 4239 Emory St., Houston, TX 77005 (Dr. Lampidis and Dr. Priebe are collectively referred to herein as “Licensor”), and has an effective date of 11 November 2002 (the “Effective Date”).

Whereas Licensee desires to obtain an exclusive license to PCT patent application No. US01/07173, entitled “Manipulation of Oxidative Phosphorylation for Hypersensitizing Tumor Cells to Glycolytic Inhibitors”, all of its U.S. counterpart and priority applications, and all U.S. and foreign patents and patent applications claiming priority to any of the foregoing (the “Licensed Subject Matter”); and

Whereas Licensor desires to grant Licensee an exclusive license to the Licensed Subject Matter on the terms and conditions set forth in this Agreement;

Now, therefore, Licensor and Licensee agree as follows.

Licensor hereby grants to Licensee an exclusive license, with the right to sublicense (through one or more tiers of sublicensees without consent), under all right, title and interest in and to the Licensed Subject Matter to research, develop, make, have made, use, have used, sell, have sold, offer for sale, have offered for sale, import and have imported products and services of any kind or nature throughout the world throughout the life of the Licensed Subject Matter and the exclusive right to prosecute infringement of the Licensed Subject Matter and retain all recoveries resulting from such prosecution.

Licensee grants Dr. Theodore J. Lampidis a non-exclusive, non-transferable sublicense to the Licensed Subject Matter to conduct academic research in the field of identifying new cancer therapies. Dr. Lampidis shall be free to publish the results of his research in exercise of such license, and shall give Licensee for its review a copy of any such publication that describes practice of an invention claimed in the Licensed Subject Matter at least thirty (30) days prior to publication. For clarity, such license to Dr. Lampidis explicitly excludes the right to develop or commercialize any product or service itself or the method of manufacture or use of which is claimed by the Licensed Subject Matter.

In consideration of the license granted hereunder, Licensee agrees to pay past patent costs not to exceed sixteen thousand seven hundred fifty-nine U.S. dollars ($16,759) and will bear all future patent costs for prosecuting and maintaining patents and patent applications in the Licensed Subject Matter as Licensee in its sole discretion elects to have performed using patent counsel of Licensee’s choice. Licensee agrees to instruct its outside counsel within two (2) business days of the Effective Date of this Agreement to file a patent application in the European Patent Office claiming priority to PCT patent application No. US01/07173 on or before 30 November 2002, but the failure of the outside counsel to file the application in the European Patent Office on or before 30 November 2002 shall not be a breach of this Agreement by Licensee. Licensee shall keep Licensor reasonably informed of all such prosecution and maintenance activities, and Licensor shall assist Licensee, at Licensee’s expense, in prosecuting patent applications and defending patents within, and prosecuting infringement of, the Licensed Subject Matter. Licensee shall give Licensor reasonable advance notice if Licensee determines not to prosecute or maintain any such patent or application, in which case Licensee’s license to the patent or application Licensee elects not to prosecute or maintain, and obligation to make payments therefor hereunder (whether for prosecution, maintenance or as a royalty or milestone) shall terminate, and Licensor shall have the right to prosecute or maintain and defend or enforce such patent or application as Licensor in its discretion and at its cost elects.

Licensor’s payment of past patent costs shall be distributed as follows, within thirty (30) days of the Effective Date: a check in the amount of fourteen thousand U.S. dollars ($14,000) shall be issued to Mr. Peter Michalos, a check in the amount of thirteen hundred seventy-nine and one-half U.S. dollars

Exclusive License Agreement

11 November 2002

($1379.50) shall be issued to Dr. Priebe, and a check in the amount of thirteen hundred seventy-nine and one-half U.S. dollars ($1379.50) shall be issued to Dr. Lampidis.

In further consideration of the license granted hereunder, Licensee agrees to pay Licensor a milestone payment of [***] upon the issuance of a patent or patents to Licensor containing a claim or claims of scope equal to the scope of Claim 1 or Claim 2 of PCT patent application No. US01/07173, as published in PCT publication No. 01/82926, published 8 November 2001, provided, however, that such claim or claims do not have to include compound numbers 11 through 25, inclusive, of such published claims. The milestone payment shall be distributed within [***] of the issuance of the patent or last of the patents that contain the required claim or claims as follows: a check in the amount of [***] shall be issued to Dr. Priebe, and a check in the amount of [***] shall be issued to Dr. Lampidis.

In further consideration of the license granted hereunder, Licensee agrees to pay Licensor a royalty on the Net Sales (gross amount invoiced minus deductions and allowances customary in the pharmaceutical industry or as defined, using a definition customary in the pharmaceutical industry, in any sublicense agreement relating to the Licensed Subject Matter negotiated by Licensee) of any product for which the manufacture, use, or sale of the product would infringe a valid and enforceable claim in an issued patent within the Licensed Subject Matter in such country of and at the time of such manufacture, use, or sale (respectively) (“Licensed Product”), such royalty to be either [***] of Net Sales of such Licensed Product if such claim is a method claim or [***] of Net Sales of such Licensed Product if such claim is a composition of matter claim, all as determined on a Licensed Product-by-Licensed Product and country-by-country basis. For clarity, where both composition and method claims cover the same Licensed Product, then the royalty rate on Net Sales of such Licensed Product shall be [***].

In further consideration of the license granted hereunder, Licensee agrees to pay Licensor milestone payments as follows: (a) Licensee shall pay Licensor [***] on filing an NDA for the first Licensed Product that is itself or the use thereof is claimed in an issued U.S. patent in the Licensed Subject Matter; and (b) Licensee shall pay Licensor [***] on the approval of the NDA for the first Licensed Product that is itself or the use thereof is claimed in an issued U.S. patent in the Licensed Subject Matter.

Licensor shall maintain the financial terms of this Agreement as well as any royalty or other reports it receives from Licensee in confidence. Notwithstanding the foregoing, either or both Dr. Priebe and Dr. Lampidis may disclose this Agreement to their respective employers, the University of Texas and the University of Miami, if either is under a prior agreement to make such disclosure, and provided each requests that the disclosure be treated as a confidential disclosure.

Licensor represents and warrants that as of the Effective Date it is the sole and exclusive owner of all right, title, and interest to the Licensed Subject Matter and that no other party has made any adverse claim of ownership thereto or inventorship of any portion thereof. Licensor represents and warrants that as of the Effective Date the University of Miami and the University of Texas, the employers of Dr. Lampidis and Dr. Priebe, respectively, at the time the inventions described in the Licensed Subject Matter were made, have waived all rights of ownership of the Licensed Subject Matter, except the right to practice the Licensed Subject Matter at and on behalf of the University of Miami and the University of Texas for non-commercial purposes.

Licensor and Licensee acknowledge that this Agreement has been prepared and executed under time constraint so that Licensee can endeavor to file a patent application in the European Patent Office claiming priority to the PCT application in the Licensed Subject Matter in the time permitted therefor to avoid loss of the ability to patent and agree that, should Licensee so request, a more detailed agreement (the “Detailed Agreement”) containing all of the terms and conditions of this Agreement and such other conditions as are customary and usual in the pharmaceutical industry in licenses of similar nature and consistent with those herein shall be prepared and executed by the parties within three (3) months of Licensee’s request. During such time period, each party shall be reasonably available to discuss any issues that may arise in connection with such preparation. In the event of such request by Licensee, Licensee shall pay up to [***] for Licensor’s actual costs in consulting with an attorney regarding such Detailed Agreement, such payment to be fully creditable against the milestone payment due on NDA filing

Exclusive License Agreement

11 November 2002

set forth above. Up to [***] of this payment shall be paid within [***] after receipt of an invoice from Licensor’s attorney detailing the services rendered in connection with the Detailed Agreement, and the remainder of such payment, to the extent Licensors incur attorney costs, and provide an invoice therefore to Licensee, over [***] in connection with the Detailed Agreement, shall be paid to Licensor’s attorney [***] after the execution of such Detailed Agreement by the parties thereto.

This Agreement shall terminate upon the last to expire issued patent within the Licensed Subject Matter expiring (or being found invalid or unenforceable) or, if no such patent issues, the abandonment or lapse of the last to be abandoned or last to lapse patent application within the Licensed Subject Matter; provided, however, that Licensee may terminate this Agreement and its rights and obligations hereunder on a patent by patent or application by application basis as provided above or in its entirety by written notice to Licensor; and provided further that any such termination shall not terminate rights or obligations of either party having accrued prior thereto. Licensee agrees to terminate this Agreement in its entirety in the event that Licensee is not pursuing by its own actions or through its agents, subcontractors, and sublicensees of the Licensed Subject Matter research, development, marketing or commercialization activities relating to one or more products that is or are an invention claimed in the Licensed Subject matter or that is or are made by or useful in the practice of such an invention.

Licensee may assign this Agreement in conjunction with Licensee’s merger with or acquisition of or by another entity, or the sale of all or substantially all of Licensee’s assets to which this Agreement relates.

Any dispute arising hereunder shall be governed by California law (excluding its choice of law principles), and submitted to a court of competent subject matter within the County of San Francisco, to the personal jurisdiction and venue of each of which each party hereby consents.

This Agreement is the sole and exclusive agreement of the parties, and supercedes all prior agreements between them, with respect to the subject matter hereof, and may only be modified by a writing signed by both parties.

Licensor and Licensee, being in agreement with the terms and conditions set forth above, acknowledge their acceptance of the same by the signatures of their authorized representatives below.

THRESHOLD PHARMACEUTICALS, INC.		DR. THEODORE J. LAMPIDIS

By:	/s/ Harold E. Selick	/s/ Theodore J. Lampidis

	DR. HAROLD E. SELICK CHIEF EXECUTIVE OFFICER	Date: December 13, 2002
DR. WALDEMAR PRIEBE

Date: November 12, 2002		/s/ Waldemar Priebe

Date: December 4, 2002